UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2017 (November 14, 2017)

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(646) 336-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On November 14, 2017, Infor, Inc. (the “Company”), and Infor (US), Inc., a wholly owned subsidiary of the Company, launched a proposed repricing of the Company’s outstanding €995,000,000 Euro Tranche B-1 Term Loan. In connection with the proposed repricing, the Company intends to provide certain information to potential lenders including preliminary estimates of Infor and its subsidiaries’ results of operations for the second quarter of fiscal 2018 ended October 31, 2017. The Company anticipates the following preliminary unaudited financial results for the three months ended October 31, 2017: (i) SaaS subscriptions revenues (as determined in accordance with GAAP) to be in the range of $129.0 million to $134.0 million, or a growth rate of 28.1% to 33.1% compared to the similar period last year, (ii) software license fees and subscriptions revenues to be in the range of $201.0 million to $206.0 million, or a growth rate of 10.7% to 13.4%, and (iii) total revenues to be in the range of $768.0 million to $778.0 million, or a growth rate of 7.5% to 8.9%, (iv) non-GAAP SaaS subscriptions revenues (adjusted to include the reversal of GAAP purchase accounting adjustments) to be in the range of $131.0 million to $136.0 million, or a growth rate of 29.7% to 34.7% compared to the similar period last year, (v) non-GAAP software license fees and subscriptions revenues to be in the range of $205.0 million to $210.0 million, or a growth rate of 12.6% to 15.4%, and (vi) non-GAAP total revenues to be in the range of $774.0 million to $784.0 million, or a growth rate of 8.3% to 9.7%, (vii) operating income to be in the range of $75.0 million to $85.0 million (viii) Adjusted EBITDA to be in the range of $194.0 million to $204.0 million for the quarter, which would imply LTM Adjusted EBITDA for the twelve months ended October 31, 2017 in the range of $770.0 million to $780.0 million, and (ix) Cash Adjusted EBITDA to be in the range of $192.0 million to $202.0 million for the quarter, which would imply LTM Cash Adjusted EBITDA for the twelve months ended October 31, 2017 in the range of $852.0 million to $862.0 million. These financial results are preliminary and subject to the completion of our financial closing and review procedures. Actual results could be materially different from these estimates.

This Current Report on Form 8-K includes “forward-looking statements” that reflect Infor’s current views and information currently available. This information is, where applicable, based on assumptions and analysis that Infor believes, as of the date hereof, provide a reasonable basis for the data contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “may,” “will,” “would,” “could,” “expect,” “intend,” “plan,” “aim,” “estimate,” “target,” “anticipate,” “believe,” “continue,” “objectives,” “outlook,” “guidance” or other similar words, and include statements regarding Infor’s plans, strategies, objectives, targets and expected financial performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside the control of Infor and its officers, employees, agents or associates. Actual results, performance or achievements may vary materially from any projections and forward-looking statements and the assumptions on which those projections and forward statements are based. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements and projections are specified in Infor’s most recently filed Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. There can be no assurance that the data contained herein is reflective of future performance to any degree. Readers are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information herein speaks only as of (1) the date hereof, in the case of information about Infor, or (2) the date of such information, in the case of information from persons other than Infor. Infor undertakes no duty to update or revise the information contained herein, publicly or otherwise. Forecasts and estimates regarding Infor’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Item 7.01.	Regulation FD Disclosure

In connection with the proposed repricing mentioned above, the Company intends to provide certain other information to potential investors in regard to Infor and its subsidiaries, and the Company is therefore including such information in Exhibit 99.1 to this Current Report on Form 8-K pursuant to Regulation FD. Exhibit 99.1 is furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Regulation FD Disclosure.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Regulation FD Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: November 14, 2017	By:	/s/ Kevin Samuelson
	Name:	Kevin Samuelson
	Title:	Chief Financial Officer